EXHIBIT E TO SENIOR NOTE AND SENIOR SUBORDINATED NOTE AGREEMENT

                                ESCROW AGREEMENT

     ESCROW AGREEMENT (this "Agreement"), dated as of September 18, 1996, by and among (i) Chocamerican, Inc., a Delaware corporation ("Chocamerican"), The Prudential Insurance Company of America, a New Jersey mutual insurance company ("Prudential"), Principal Mutual Life Insurance Company, an Iowa corporation ("Principal"), Pruco Life Insurance Company, an Arizona corporation ("Pruco"), Contrarian Capital Advisors, L.L.C., a Delaware limited liability company, as agent ("Contrarian"), Mrs. Fields Inc., a Delaware corporation ("MFI") (together with any subsequent holders of the various series of Notes to which this Agreement applies at the time amounts are deposited pursuant to Section 3, the "Noteholders"), (ii) Mrs. Fields' Original Cookies, Inc., a Delaware corporation (the "Borrower"), and (iii) The Bank of New York, a New York banking corporation (the "Escrow Agent").

                               W I T N E S S E T H

                  WHEREAS, pursuant to an Asset Purchase Agreement, dated as of August 7, 1996 as amended by the First Amendment dated as of September 17, 1996 (the "Chocamerican Agreement"), among the Borrower, Chocamerican, two subsidiaries of Chocamerican and Capricorn Investors II, L.P., a Delaware limited partnership ("Capricorn"), the Borrower is as of the date of this Agreement purchasing certain assets specified therein;

                  WHEREAS, pursuant to an Asset Purchase Agreement, dated as of August 7, 1996 (the "MFI Agreement", together with the Chocamerican Agreement, the "Asset Purchase Agreements"), among the Borrower, MFI, two subsidiaries of MFI and Capricorn, the Borrower is as of the date of this Agreement purchasing certain assets specified therein;

                  WHEREAS, the Noteholders have entered into a Senior Note and Senior Subordinated Note Agreement, dated as of September 18, 1996 (the "Note Agreement"), by and among the Noteholders and the Borrower pursuant to which the Borrower is as of the date of this Agreement issuing various series of Notes (each series, a "Note Series") as partial consideration for the assets to be acquired pursuant to the Asset Purchase Agreements; and

                  WHEREAS, certain Note Series specified in the Note Agreement will be subject to set-off rights for general and tax indemnification claims under the Asset Purchase Agreements and the escrow arrangements provided herein in the event any such Notes shall be prepaid.

                  NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Note Agreement.

         3. Appointment of Escrow Agent. Each Noteholder and the Borrower hereby appoint the Escrow Agent to act as escrow agent hereunder, and the Escrow Agent hereby accepts such appointment for the purpose of receiving and disbursing the escrow funds and accrued interest thereon in accordance with the terms and conditions set forth herein.

         5. Deposit of Funds; Designation of Escrow Amounts. In the event the Borrower makes mandatory or voluntary prepayments (each, a "Prepayment") of principal (pursuant to Section 5.2 or Section 5.3 of the Note Agreement) on the Chocamerican Series 2 Notes, the Chocamerican Series 3 Notes, the MFI Series 1 Notes or the MFI Series 2 Notes during a period of time when the Borrower's set-off rights with respect to such Note Series remain in effect pursuant to
Section 5.11 of the Note Agreement, the amount of principal being so prepaid on each Note Series or, if the amount is in respect of the Chocamerican Series 3 Notes or the MFI Series 2 Notes and in excess of the then applicable limitation to set-off thereunder, such then applicable amount (but excluding any such excess), as the case may be (the "Prepayment Amount"), shall be deposited by the Borrower with the Escrow Agent in Escrow Accounts as described in Section 4 below. The Prepayment Amount shall be maintained by the Escrow Agent in accordance with the provisions of Section 6 hereof, and will be disbursed by the Escrow Agent pursuant to the provisions of Section 8 hereof.

         7. Segregation and Maintenance of Escrow Accounts. The Escrow Agent shall establish and maintain a separate account (an "Escrow Account") for each Note Series that is subject to indemnification set-off in accordance with the Note Agreement. In the event the Borrower makes a Prepayment, the Borrower shall provide the Escrow Agent with a certificate identifying (i) the Note Series and the identity of the Noteholders to which such Prepayment Amount relates and (ii) the percentage of the aggregate amount of Notes of such Note Series held by each such Noteholder (the "Percentage Interest") of record as of the date of such Prepayment. Once established, each Escrow Account shall thereafter be (i) credited with (A) any Prepayment Amount applicable to such Escrow Account, (B) the Escrow Account's interest income, and (ii) debited with (A) any disbursements of Escrow Funds (as defined below) in accordance with Section 8(a) and (B) any disbursements of Escrow Funds in accordance with Section 8(b). The Escrow Agent shall maintain a ledger containing the Percentage Interest of each Noteholder in each Prepayment Amount and the aggregate Percentage Interest of each Noteholder in each Escrow Account.

         9. Note Series Representatives. Prudential or a successor designated by Prudential shall have the authority to act on behalf of the holders of the MFI Series 1 Notes and the MFI Series 2 Notes and Chocamerican or a successor designated by Chocamerican shall have the authority to act on behalf of the holders of the Chocamerican Series 2 Notes and the Chocamerican Series 3 Notes (collectively, the "Note Series Representatives").

         11. Investment of Prepayment Amount. The Prepayment Amount in each Escrow Account during the term of this Agreement and the interest thereon (collectively, the "Escrow Funds") shall be continuously invested and reinvested by the Escrow Agent in such investments as each Note Series Representative shall from time to time direct in writing, in its complete discretion, provided, however, that the Escrow Funds shall be invested only in Permitted Investments (as hereinafter defined). "Permitted Investments" shall mean any of the following investments with a maturity of not more than one month: (i) direct obligations of or obligations guaranteed by the United States of America; (ii) commercial paper rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investors Service, Inc., or better; (iii) certificates of deposit issued by United States commercial banks having capital and surplus of at least $500,000,000; and (iv) investments in institutional money market funds investing principally in obligations permitted by clauses (i) through (iii) of this definition. The registered owner, if any, of any securities or other investments in which the Escrow Funds are from time to time invested shall be the Escrow Agent or its nominee. The Escrow Agent shall not be responsible for any loss incurred as a result of any investments made in accordance with the terms hereof. Temporarily uninvested funds held hereunder shall not earn or accrue interest.

         13. Income Taxes. The parties hereto agree that each Escrow Account established by this Agreement shall be treated for income tax purposes as a "grantor trust" under subpart E of part I of subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and that each Noteholder (or the tax group of which such Noteholder is a member) shall report for Federal, state and local income tax purposes its Percentage Interest of all income or other tax items derived from the investment of the Escrow Funds. The Escrow Agent shall provide to each Noteholder as and when requested in writing by such Noteholder the information necessary for such Noteholder to determine such liability. Prior to the filing by such Noteholder (or the tax group of which such Noteholder is a member) of any income tax return that includes income reportable pursuant to the preceding sentence, such Noteholder shall deliver a written request and instructions for payment to the Escrow Agent, and the Escrow Agent shall promptly pay to such Noteholder from the relevant Escrow Account an amount equal to the aggregate Federal, state and local income tax that the Escrow Account would have paid if it were a corporation subject to the tax imposed on corporations at the maximum effective Federal, state and local income tax rate then in effect for such fiscal year (which rate shall be determined taking into account the deductibility of state and local income taxes for Federal income tax purposes).

         15. Escrow Payment. The Escrow Agent shall release funds from a Note Series Escrow Account on the next business day, or as soon thereafter as the investments have matured and funds are available for distribution:

                           16. (a) To the applicable Noteholders upon the termination of or limitation to the amount of the set-off rights provided in Section 5.11 of the Note Agreement and Section 11(a) and Section 11(b) of the respective Asset Purchase Agreements as set forth on
                           Schedule I hereto; provided, however, that the Escrow Agent shall not release to the Noteholders funds in an amount equal to the amount claimed by the Borrower pursuant to such provisions in a notice (a "Claim Notice") delivered to the Escrow Agent before such time, which notice shall specify the amount claimed and the basis for such claim.

                           (b) To the applicable Noteholders or the Borrower, as the case may be, upon the applicable Note Series Representative and the Borrower duly executing and delivering to the Escrow Agent a Certificate Authorizing Release in the form attached hereto as Exhibit A authorizing release of funds to the Noteholders of record and/or to the Borrower, as the case may be, at such times and in such amounts as appropriate to reflect the resolution of a claim for which the Escrow Agent had received a Claim Notice.

                           (c) To the applicable Noteholders within 20 business days following March 31, June 30, September 30 or December 31 in any year in which an Escrow Account holds funds in an amount equal to the net investment income earned by such Escrow Account during the fiscal quarter then ended and not previously disbursed.

Each Noteholder shall be entitled to receive its Percentage Interest in the Escrow Funds contained in an Escrow Account upon any disbursement of funds to Noteholders from such Escrow Account under this Section 8.

         1. Termination. This Agreement shall terminate and be of no further force and effect upon the date that the Borrower's set-off rights with respect to the Chocamerican Series 2 Notes, the Chocamerican Series 3 Notes, the MFI Series 1 Notes and the MFI Series 2 Notes shall no longer be in effect pursuant to Section 5.11 of the Note Agreement and there shall be no disputed amount related to a Claim Notice issued as described above in Section 8(a).

         3. Compensation of Escrow Agent. The Escrow Agent shall be entitled to reasonable compensation from the Borrower for all services rendered hereunder. A schedule of fees of the Escrow Agent is set forth on Schedule II hereto. The Escrow Agent shall also be entitled to reimbursement from the Borrower for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all of its counsel's, advisor's and agent's fees and disbursements. Compensation and expenses of the Escrow Agent shall be paid by the Borrower upon demand thereto by the Escrow Agent.

     5. Exculpation and Indemnification of Escrow Agent. It is understood and agreed that the Escrow Agent shall:

                  (a) be under no duty to accept information from any person other than the Borrower or the Note Series Representatives and then only to the extent and in the manner provided in this Agreement;

                  (c) be protected in acting upon any written notice, opinion, request, certificate, approval, consent or other document believed by it to be genuine and to be signed by the proper party or parties;

                  (e) be deemed conclusively to have given and delivered any notice required to be given or delivered hereunder if the same is in writing, signed by any one of its authorized officers and (i) mailed, by registered or certified mail, postage prepaid, or (ii) hand delivered, in a sealed wrapper, addressed as follows,

         If to the Borrower:

                  Mrs. Fields' Original Cookies, Inc.
                  c/o Capricorn Investors II, L.P.
                  30 East Elm Street
                  Greenwich, Connecticut  06830
                  Attn:  Herbert S. Winokur, Jr.
                  Telephone:  (203) 861-6600
                  Fax:  (203) 861-6671

         With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom
                  919 Third Avenue
                  New York, New York 10022
                  Attn:  Randall Doud
                  Telephone:  (212) 735-2524
                  Fax:  (212) 735-2000
         If to Chocamerican:

                  Chocamerican, Inc.
                  1105 North Market Street
                  Suite 1300
                  Wilmington, Delaware
                  Attn:  Francois de Carbonnel
                  Telephone:  (302) 428-1146
                  Fax:  (216) 883-7980

         With a copy to:

                  Sidley & Austin
                  875 Third Avenue
                  New York, New York 10022
                  Attn:  Scott M. Freeman
                  Telephone:  (212) 906-2358
                  Fax:  (212) 906-2021

         If to MFI:

                  Mrs. Fields Inc.
                  462 West Bearcat Drive
                  Salt Lake City, Utah 84115
                  Attn:  Larry A. Hodges, President
                  Fax:  (801) 463-2183

         With a copy to:

                  Stoel Rives LLP
                  201 South Main Street
                  Suite 1100
                  Salt Lake City, Utah 84111
                  Attn:  Kent W. Larsen
                  Fax:  (801) 578-6999

         If to Prudential:

                  The Prudential Insurance Company of America
                  c/o Prudential Financial Restructuring Group
                  Four Gateway Center
                  100 Mulberry Street
                  Newark, New Jersey  07102-4069
                  Attn:  Managing Director
                  Telephone:  (201) 802-7500
                  Fax:  (201) 802-7045

         If to Principal:

                  Investment Securities Department
                  The Principal Financial Group
                  711 High Street
                  Des Moines, Iowa  50392-0800
                  Attn: Mark P. Denkinger
                  Telephone:  (515) 248-8016
                  Fax:  (515) 248-2490

         If to Pruco:

                  Pruco Life Insurance Company
                  c/o Prudential Financial Restructuring Group
                  Four Gateway Center
                  100 Mulberry Street
                  Newark, New Jersey  07102-4069
                  Attn:  Managing Director
                  Telephone:  (201) 802-7500
                  Fax:  (201) 802-7045

         If to Contrarian:

                  Contrarian Capital Advisors, L.L.C.
                  411 West Putnam Avenue, Suite 225
                  Greenwich, Connecticut 06830
                  Attn:  Janice Stanton
                  Telephone:  (203) 862-8204
                  Fax:  (203) 629-1977

                  (a) be indemnified and held harmless jointly and severally by the parties hereto (other than itself) against any claim made against it by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss, liability or expense, including the expense of defending itself against any claim of liability it may sustain in carrying out the terms of this Agreement, except such claims which are occasioned by its bad faith, gross negligence, willful misconduct or fraud; provided, however, that promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if an indemnification claim in respect thereof is to be made by the Escrow Agent against any of the parties hereto (other than itself), notify such other party thereof in writing, but failure to so notify shall not affect the Escrow Agent's rights hereunder, and provided, further, that the indemnitors hereunder shall be entitled, jointly or severally and at their own expense, to participate in and/or assume the defense of any such action, suit or proceeding and, specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment or reinvestment, in good faith and in accordance with the terms hereof, of any Escrow Funds held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or bad faith in such investment or reinvestment, or for any loss of income incident to any such delay.

                  (c) have no liability or duty to inquire into the terms and conditions of any agreements to which the Escrow Agent is not a party, its duties under this Agreement being understood to be purely ministerial and not fiduciary in nature;

                  (e) be permitted to consult with counsel of its choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with the written advice of such counsel, provided, however, that nothing contained in this Section 11(f), nor any action taken by the Escrow Agent, or of any counsel, shall relieve the Escrow Agent from liability for any claims which are occasioned by its bad faith, gross negligence, willful misconduct or fraud, all as provided in Section 11(d) above;

                  (g) not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement, unless the same shall be in writing and signed by all of the parties hereto;

                  (i) have no liability for any act or omission done pursuant to the instructions contained or expressly provided for herein, or written instructions given by the applicable Note Series Representative and/or the Borrower, as the case may be, pursuant hereto;

                  (k) not have any interest in the Escrow Funds deposited hereunder but is serving as escrow holder only and has only possession thereof;

                  (m) in the event of ambiguity in the provisions governing the Escrow Funds or uncertainty on the part of the Escrow Agent as to how to proceed, such that the Escrow Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, be entitled to refrain from taking any action other than to retain custody of the Escrow Funds deposited hereunder until it shall have received joint written instructions signed by the applicable Note Series Representative and the Borrower, or to deposit the Escrow Funds with a court of competent jurisdiction and thereunder to have no further duties or responsibilities in connection therewith.

                  (o) be deemed to make no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it;

                  (q) not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder;

                  (s) have the right, at any time, to resign hereunder by giving written notice of its resignation to the Noteholders and the Borrower, at their addresses set forth above, in which case:

                                    (i)  all  property  in the  Escrow  Accounts
                           shall be delivered by it to such person as may be designated in writing by the applicable Note Series Representative and the Borrower, whereupon the Escrow Agent's obligations hereunder shall cease and terminate;

                                    (i) if  after  30 days  from the date of its
                           written notice of intent to resign no such person has been designated by such date the Escrow Agent's sole responsibility thereafter shall be to keep all property then held by it in the applicable Escrow
                           Account and to deliver the same to a person designated in writing by the applicable Note Series Representative and the Borrower, or, if no such person shall have been so designated, in accordance with the directions of a final order or judgment of a court of competent jurisdiction, and the provisions of Sections 11(f), 11(j) and 11(k) hereof shall remain in effect; and

                  (a) be reimbursed, as provided in Section 10 hereof, upon its request for all reasonable expenses, disbursements and advances incurred or made by it, its counsel or its agents in accordance with any provisions of this Agreement, except any such expenses, disbursements or advances as may be attributable to its bad faith, gross negligence, willful misconduct or fraud.

         1.        Escrow Agent's Lien on Escrow Funds.

                  2. The Noteholders and the Borrower hereby grant to the Escrow Agent a lien on the Escrow Funds such that, in the event that any and all charges payable under this Agreement shall not be timely paid to it, the Escrow Agent shall have the right to pay itself from the Escrow Funds the full amount owed to it, provided that written notice of the Escrow Agent's intent to proceed under this Section 12 be given to the Noteholders at least five business days in advance of such action.

         1. Notices. All requests, notices or other communications hereunder shall be in writing, shall be deemed to have been given (i) upon receipt if delivered by facsimile transmission (with original hard copy to follow by overnight courier) or by hand in a sealed wrapper, (ii) one day after having been delivered to an overnight courier or (iii) three days after having been deposited in the mail as registered or certified mail, return receipt requested, postage prepaid (a) to the addresses of the Noteholders and the Borrower set forth in Section 11(c) and (b) to the address of the Escrow Agent as follows:

                           The Bank of New York
                                    101 Barclay Street
                           New York, New York 10286
                                     21st Floor
                                     Attn:  Tim Shea
                                     Telephone:  (212) 815-5287
                                     Fax:  (212) 815-5915

     2.   Counterparts.   This   Agreement  may  be  executed  in  two  or  more
counterparts, each ofwhich shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         6. Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and, in the case of the Noteholders, to their permitted transferees of the Notes pursuant to the provisions of the Note Agreement.

         8.        Choice of Law and Jurisdiction.

                  10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York or by a United States Court sitting in New York City.

         12.       Amendment and Waiver.

                  14. This Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

         16. Use of The Bank of New York Name. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions The Bank of New York by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any of the other parties hereto, or on such party's behalf, without the prior written consent of The Bank of New York; provided, that nothing herein shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, and disclosing any other information disclosed to such holder, by or on behalf of the Borrower or any Subsidiary in connection with or pursuant to the Asset Purchase Agreements or the Note Agreement to (i) such holder's directors, officers, employees, agents and professional consultants,
(ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) in compliance with any law, rule, regulation or order applicable to such holder, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which such holder is a party, provided that such holder uses its best efforts to notify the Borrower that such information has been requested from it, or (D) in order to implement or facilitate the exercise of remedies by such holder in its capacity as such or to protect such holder's rights or interests as a holder of such Note.

         18. Miscellaneous. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim.

         20. Severability. If any provision of this Agreement on the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE BANK OF NEW YORK


By: /s/Bryon Merino
Name:Bryon Merino
Title:Assistant Treasurer



MRS FIELDS' ORIGINAL COOKIES,
INC.


By: /s/Herbert S. Winokur
Name:Herbert S. Winokur
Title:President

CHOCAMERICAN, INC.

By:/s/Pascual Richoux
Name:Pascual Richoux
Title:



THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA


By:/s/Stephen R. Haekel
Name:Stephen R. Haekel
Its:Vice President

PRINCIPAL MUTUAL LIFE
INSURANCE COMPANY


By:/s/Warren Shank
Name:Warren Shank
Its:Counsel



PRUCO LIFE INSURANCE COMPANY


By:/s/Joseph Y. Alouf
Name:Joseph Y. Alouf
Its:Asst. Vice President



CONTRARIAN CAPITAL ADVISORS, L.L.C., AS
AGENT FOR THE ENTITIES LISTED BELOW:
OPPENHEIMER & CO., INC.
OPPENHEIMER HORIZON
PARTNERS, L.P.
OPPENHEIMER INSTITUTIONAL
HORIZON PARTNERS, L.P.
OPPENHEIMER INSTITUTIONAL
HORIZON FUND II, LTD.
THE & TRUST


By:/s/Janice M. Stanton
Name:Janice M. Stanton
Its:Partner



MRS. FIELDS INC.


By:/s/Larry A. Hodges
Name:Larry A. Hodges
Its:President/CEO

                                    EXHIBIT A

                                     Form of
                         Certificate Authorizing Release


THE UNDERSIGNED HEREBY CERTIFY THAT:

     1.   We  are  duly  authorized  to  execute  this  Certificate  Authorizing
          Release.

     3. You are hereby authorized to release $__________ to the Borrower as follows:

     4.   [wire instructions]

     1. You are hereby authorized to release the amounts set forth next to each of the following Noteholders as follows:

     3.   $___________ [Noteholder]


     5.   [wire instructions]

     $___________ [Noteholder]


[wire instructions]

*  *  *  *

                  The foregoing certifications are made and delivered as of this ____ day of __________, _____ pursuant to Section 8 of the Escrow Agreement dated as of September 18, 1996 (the "Escrow Agreement"), by and among the Borrower, the Noteholders and The Bank of New York, as Escrow Agent. Capitalized terms used herein shall have the meanings set forth in the Escrow Agreement.





Borrower:

MRS. FIELDS' ORIGINAL COOKIE
  COMPANY, INC.



By:______________________
Name:
Title:


Note Series Representative:

[        ]



By:______________________
Name:
Title:]


[        ]



By:______________________
Name:
Title:]

                                   SCHEDULE I



                                 Escrow Payments


1.  MFI Series 1 Notes

                  The Escrow Agent shall distribute the full amount in the Escrow Account 18 months following the date of Escrow Agreement.

2.  MFI Series 2 Notes

                  The Escrow Agent shall distribute any funds in the Escrow Account in excess of the following amounts at the dates specified:

                                                           Anniversary
                                                           of the date of
                            Amount                         Escrow Agreement

                            $2,400,000                     First

                            $1,800,000                     Second

                            $1,200,000                     Third

                            $600,000                       Fourth

                            $0                             Fifth

3.  Chocamerican Series 2 Notes

                  The Escrow Agent shall distribute the full amount in the Escrow Account 18 months following the Closing.

4.  Chocamerican Series 3 Notes

                  The Escrow Agent shall distribute any funds in the Escrow Account in excess of the following amounts at the dates specified:

                                                           Anniversary
                                                           of the date of
                            Amount                         Escrow Agreement

                            $2,400,000                     First

                            $1,800,000                     Second

                            $1,200,000                     Third

                            $600,000                       Fourth

                            $0                             Fifth

0127269.11-01S5a
                                   SCHEDULE II

                                Escrow Agent Fees

                                [To be inserted]